                                                                    EXHIBIT 3.2

                   ARTICLES OF AMENDMENT TO THE ARTICLES OF
                  INCORPORATION OF LAMAR CAPITAL CORPORATION

*******************************
     Filed
    09/21/98
    Eric Clark
  Secretary of State
 State of Mississippi
*******************************
                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                            P.O. BOX 136, JACKSON, MS 39205-0136  (601) 359-1333

                             Articles of Amendment

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. Type of Corporation

    X For Profit                                     Nonprofit
   ---
2. Name of Corporation

   Lamar Capital Corporation

3. The future effective date is
   (Complete if applicable)

4. Set forth the text of each amendment adopted.

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

6. The amendment(s) was (were) adopted on

   August 25, 1998
   ---------------
   Date(s)

   FOR PROFIT CORPORATION (Check the appropriate box)
   Adopted by the incorporators directors without shareholder action and shareholder action was not required.

   FOR NONPROFIT CORPORATION (Check the appropriate box)
   Adopted by the incorporators board of directors without member action end member action was not required.

   FOR PROFIT CORPORATION
7. If the amendment was approved by shareholders

   (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

   Designation     No. of outstanding      No. of votes entitled        No. of votes
                   shares                  to be cast                   indisputably represented
      Common             922,357                  922,357                     880,434

                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

                          Articles of Amendment

(b) EITHER

    (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

    Voting group          Total no. of votes           Total no. of votes cast
                          cast FOR                     AGAINST
        Common                 880,434                            0

    OR

    (ii) the total number of undisputed votes cast for the amendment by each voting group was

    Voting group               Total no. of undisputed votes cast FOR the plan


    and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION
8. If the amendment was approved by the members
   (a) The designation number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

   Designation   No. of memberships   No. of votes entitled   No. of votes
                 outstanding          to be cast              indisputably
                                                              represented

                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

                             Articles of Amendment

(b) EITHER

    (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

    Voting class        Total no. of votes      Total no. of votes cast
                        cast FOR                AGAINST


    OR

    (ii) the total number of undisputed votes cast for the amendment by each class was

    Voting class          Total no. of undisputed votes cast FOR the amendment


    and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting proud.


    By: /s/ Kenneth M. Lott
        -------------------
        (Please keep writing within block)
        Printed Name   Kenneth M. Lott
        Title          President

                     EXHIBIT "A" TO ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION
                                      OF
                           LAMAR CAPITAL CORPORATION

     1. Article Four of the Articles shall be deleted in its entirety and replaced with the following:

          FOURTH: The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is fifty million (50,000,000) of the par value of fifty cents ($.50) each.

     2. A new Article Ten of the Articles shall be inserted immediately following Article Nine of the Articles to read in its entirety as follows:

          TENTH: A director shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Mississippi Code Annotated
          Section 79-4-8.33(1972), as amended; or (iv) an intentional violation of criminal law.

          The Corporation shall indemnify any person (or the heirs, executors and administrators of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, formal or informal (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including legal fees) incurred with respect to the Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and
          (B) despite the fact that such person has failed to meet the standard of conduct set forth in the Act, or would be disqualified for indemnification under the Act for any reason, if a determination is made by one of the following determining bodies (Collectively, the "Determining Bodies"): (i) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the board of directors or its committee in the manner prescribed in (i) or (ii) or (b) if a quorum of the board of directors cannot be obtained under
          (i) and a committee cannot be designated under (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate), (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court, that the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct. However the Corporation shall not indemnify a person for: (i) an intentional infliction of harm on the Corporation or its shareholders; (ii) a violation of Mississippi Code Annotated Section 79-4-8.33 (1972), as amended; or for (iii) an intentional violation of criminal law, and the Corporation shall not indemnify a person for receipt of a financial benefit to which he is not entitled unless ordered by a court under Mississippi Code Annotated, Section 79-4-8.54(9)(3). The Corporation shall indemnify a person in connection with a proceeding by or in the right of the Corporation for reasonable expenses incurred in connection with the Proceeding if such acts or omissions do not constitute gross negligence or willful misconduct, and shall make further indemnification in connection with the Proceeding if so ordered by a court under Mississippi Code Annotated, Section 79-4-8.54(9)(3). The Corporation upon request shall pay or reimburse such person for his reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as: (i) such person furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if he is not entitled to mandatory indemnification under Mississippi Code Annotated, Section 79-4-8.52 and it is ultimately determined by a judgment or other final adjudication that his acts or omissions did constitute gross negligence or willful misconduct, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to the financial ability of the person to make repayment or to collateral; (ii) such person furnishes a written affirmation of his good faith that his acts or omissions did not constitute gross negligence or willful misconduct; and (iii) a determination is made by any of the Determining Bodies that the facts then known to those making the determination would not preclude indemnification under this Article TENTH.

          Neither the amendment nor repeal of this Article TENTH, nor the adoption or amendment of any other provision of the Corporation=s bylaws or these Articles of Incorporation inconsistent with this

          Article TENTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     3. A new Article Eleven of the Articles shall be inserted immediately following Article Ten of the Articles to read in its entirety as follows:

          ELEVENTH:

          A. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation, and except as otherwise expressly provided in this Article ELEVENTH:

               1. any merger, consolidation or share exchange of this Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Substantial Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself a Substantial Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of a Substantial Stockholder, or

               2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Stockholder of any Substantial Part (as hereinafter defined) of a Substantial Part of the assets of this Corporation or of any Subsidiary, or

               3. the issuance or transfer by this Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any Equity Securities (as hereinafter defined) of this corporation or any Subsidiary to any Substantial Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more, or

               4. the adoption of any plan or proposal for the liquidation or dissolution of this corporation if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Stockholder, or

               5. any reclassification of securities (including any reverse stock split) or recapitalization of this Corporation, or any reorganization, merger or consolidation of this Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of Equity Securities of this corporation or any Subsidiary which is directly or indirectly Beneficially Owned (as determined according to the provisions of Section C.4. of this Article ELEVENTH) by any Substantial Stockholder, shall (except as otherwise expressly provided in these Articles) require the affirmative vote of the holders of then outstanding Voting Shares (as hereinafter defined) entitled to cast at least eighty percent (80%) of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares; provided that such affirmative vote must also include the affirmative vote of the holders of the Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by any Substantial Stockholder. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          B. The provisions of this Article ELEVENTH shall not be applicable to any Business Combination (as hereinafter defined), the terms of which shall be approved, prior to the date the Substantial Stockholder which is a party thereof or whose proportionate share of the outstanding securities of any class of Equity Securities of this Corporation or any Subsidiary is increased by reason thereof, or, in the case of a Business Combination described in clause (D) of paragraph (a)(1) of this Article ELEVENTH, prior to the date any Substantial Stockholder affected by such Business Combination, became a Substantial Stockholder, by two-thirds of the whole board (as hereinafter defined in paragraph (c)(6) of this Article ELEVENTH), but only if a majority of the members of the board of directors rendering such approval shall be continuing directors (as hereinafter defined in paragraph (c)(3) of this Article ELEVENTH).

          C.   For the purpose of this Article ELEVENTH:

               1. The term "Business Combination" as used in this Article ELEVENTH shall mean any one or more transaction which is described in Section A.1. through A.5. of this Article ELEVENTH.

               2. A "person" shall mean any individual, firm, corporation or other entity.

               3. "Substantial Stockholder" shall mean any person (other than this corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business
                    Combination:

                    (a) is the Beneficial Owner (determined according to the provisions of Section C.4. of this Article ELEVENTH), directly or indirectly, of more than 10% of the Voting Shares (determined solely on the basis of the total number of Voting Shares so Beneficially Owned, and without giving effect to the number or percentage of votes entitled to be cast in respect of such shares, in relation to the total number of Voting Shares issued and outstanding), or

                    (b) is an Affiliate of this corporation and at any time within three years prior thereto was the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the then outstanding Voting Shares (determined as aforesaid), or

                    (c) is an assignee of or has otherwise succeeded to any shares of capital stock of this corporation which were at any time within three years prior thereof Beneficially Owned by any Substantial Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               4. "Beneficial Ownership" (also referred to herein as the "Beneficial Owner" or "Beneficially Owned") shall be determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on August 1, 1998; provided, however, that a person shall, in any event, also be deemed to be the "beneficial owner" of any Voting Shares:

                    (a) which such person or any of its Affiliates or Associates (as hereinafter defined) Beneficially Own, directly or indirectly, or

                    (b) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the Beneficial Owner of any Voting Shares solely by reason of an agreement, arrangement or understanding with this corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any Voting Shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner), or

                    (c) which are Beneficially Owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this corporation;

                    and provided further, however, that (i) no director or officer of this corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to Beneficially Own any Voting Shares Beneficially Owned by any other such director or officer (or any Associate or Affiliate thereof), and (ii) no pension, employee stock purchase, employee stock ownership or similar plan of this corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to Beneficially Own any Voting Shares held under any such plan.

                    For purposes of computing the percentage Beneficial Ownership of Voting Shares of a person in order to determine whether such person is a Substantial Stockholder, the outstanding Voting Shares shall include shares deemed owned by such person through application of subparagraph (3) of this paragraph (c) but shall not include any other Voting Shares which may be issuable by this corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Shares shall include only Voting Shares then outstanding and shall not include any Voting Shares which may be issuable by this corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

               5. "Continuing Director" shall mean a person who was a member of the board of directors of this corporation as of August 1, 1998 or thereafter elected by the stockholders or appointed by the board of directors of this corporation prior to the date as of which the Substantial Stockholder (or Substantial Stockholders) in question became a Substantial Stockholder (or Substantial Stockholders), or a person designated (before his initial election or appointment as a director) as a continuing director by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, by a majority of the then continuing directors.

               6. "Whole board" shall mean the total number of directors which this corporation would have if there were no vacancies.

               7. An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

               8. The term "Associate" used to indicate a relationship with any person shall mean (i) any corporation or organization (other than this corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more or any class of Equity Securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, or (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, or is an officer or director of any corporation controlling or controlled by such person.

               9. "Subsidiary" shall mean any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in Section C.3. of this Article ELEVENTH, the term "Subsidiary" shall mean only a corporation which a majority of each class of Equity Security is owned, directly or indirectly, by this corporation.

               10. "Substantial Part" shall mean assets having a book value (determined in accordance with generally acceptable accounting principles) in excess of ten percent (10%) of the book value of the total consolidated assets of this corporation, at the end of its most recent fiscal year ending prior to the time the determination is made.

               11. "Voting Shares" shall mean any shares of capital stock of this corporation entitled to vote generally in the election of directors.

               12. "Equity Security" shall have the meaning given to such term by Rule 3a11-1 under the Securities Exchange Act of 1934, as in effect on August 1, 1998.

          D. A majority of the whole board shall have the power to determine, but only if a majority of the whole board shall then consist of continuing directors, or if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the power to determine, for the purposes of this Article ELEVENTH, on the basis of information known to them, (i) the number of Voting Shares Beneficially Owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to any matter referred to in Section C.4. of this Article ELEVENTH, (iv) whether the assets subject to any Business Combination constitute a Substantial Part of the assets of the corporation in question, and (v) any other factual matter relating to the applicability or effect of this Article ELEVENTH.

          E. A majority of the whole board shall have the right to demand, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the right to demand, that any person who it is reasonably believed is a Substantial Stockholder (or holds of record Voting Shares Beneficially Owned by any Substantial Stockholder) supply this corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder, (ii) the number of, and class or series of, shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article ELEVENTH, as may be reasonably requested of such person, and such person shall furnish such information within ten (10) days after receipt of such demand.

          F. Any determinations made by the board of directors, or by the continuing directors, as the case may be, pursuant to this Article ELEVENTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this corporation and its stockholders, including any Substantial Stockholder.

          G. Any amendment, alteration, change or repeal of this Article ELEVENTH shall, in addition to any other vote or approval required by law or by these Articles of Incorporation, require the affirmative vote of the holders of then outstanding Voting Shares entitled to cast at lease eighty percent (80%) of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares (and such affirmative vote must also include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all Voting Shares not Beneficially Owned by any Substantial Stockholder); provided, however, that this paragraph
               (g) shall not apply to, and such eighty percent (80%) vote (and such further majority vote) shall not be required for, any amendment, alteration, change or repeal declared advisable by the board of directors by the affirmative vote of two-thirds (2/3rds) of the whole board and submitted to the stockholders for their consideration, but only if a majority of the members of the board of directors voting in favor of such declaration of advisability shall be continuing directors.

          H. Nothing contained in this Article ELEVENTH shall be construed to relieve any Substantial Stockholder form any fiduciary obligation imposed by law.

          I. In the event any paragraph (or portion thereof) of this Article ELEVENTH shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article ELEVENTH shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this corporation and its stockholders that each such remaining provision (or portion thereof) of this Article ELEVENTH remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Substantial Stockholders, notwithstanding any such finding.

                                      10